EXHIBIT 99.1

Mobetize Enters into a Commercial Agreement with Tata Communications (America) Inc.

VANCOUVER, British Columbia, February 2, 2017 (GLOBE NEWSWIRE) -- Mobetize Corp.

(OTCQB:MPAY), a provider of  mobile financial services (MFS) technology for the multi-billion dollar business to business (B2B) segment of the FinTech as a Service (FaaS) sector, is pleased to announce it has entered into a Software License, Customization Development and

Service Level Agreement (the “Commercial Agreement”) with Tata Communications (America)

Inc. (“Tata America”).

The Agreement

Mobetize and Tata America have entered into the Commercial Agreement to govern the global deployment of products and services through the Mobetize B2B FinTech Hub (“Hub”) for Tata

America’s customers based on a licensing model.

The Agreement is a five year strategic partnership which has three distinct contractual goals and delivery obligations tied to the relationship:

1.

the realization of revenue from anticipated service level support fees and the sharing of transactional proceeds;

2.

a technology alliance to jointly advance Fintech innovation in order to enhance revenue sharing opportunities;

3.

a research and development partnership intended to encourage new product innovation

in FinTech.

Mobetize has been working with Tata America over the past 12 months under an interim agreement as a mobile money technology partner. The execution of the Commercial Agreement was a natural progression of its relationship with Tata America. The Commercial Agreement also goes a long way towards validating Mobetize’s business model and its unique positioning as an industry leading FaaS innovator.

"Mobetize is a key partner in enabling Tata America’s Mobile money strategy.  The innovative

Hub platform and team of industry experts delivers unique solutions that can bridge financial services and mobility", stated Frederic Dingemans, Head of Mobile Money Enablement for Tata

America.

“Tata America is the ideal partner to expand our global reach and scale operations.  Our partnership is clearly focused on collaboration, innovation and long term growth opportunities.

Based on the demand for Fintech over the past 12 months in collaboration with Tata’s team and their customers, we anticipate significant growth in our technology, resources and revenues,”

stated Ajay Hans, CEO, Mobetize.

EXHIBIT 99.1

About Tata Communications (America) Inc.

Tata America is a division of Tata Communications Ltd, a global company with its roots in emerging markets (‘Tata Communications”). Headquartered in Mumbai and Singapore, it has

more than 8,000 employees across 38 countries. The $3.2 billion company is listed on the

Bombay Stock Exchange and the National Stock Exchange of India. Tata Communications is

the flagship telecoms arm of the $103.3 billion Tata Group.

Tata Communications is the largest wholesale voice carrier carrying 53 billion minutes of wholesale voice traffic annually and 1,600 telcos use Tata Communication’s network (70% of the world’s mobile network operators.

http://www.tatacommunications.com/about

About Mobetize Corp.

Mobetize Corp. (OTCQB:MPAY) has developed a global B2B Fintech as a Service (FaaS)

Supermarket. Mobetize digitizes bricks and mortar financial services to deliver mobile money services to leading telecommunications companies and financial institutions. Mobetize ensures end-to-end integration for services such as prepaid air-time top ups, data gifting, mobile lending,

international money transfers, P2P transfers, Visa™/MasterCard™ programs and mobile bill payments. Mobetize seamlessly integrates and white labels its secure mobile money platform services for customers who then offer the services to millions of users. Mobetize experts to help telecom and banking providers discover new revenues, new customer relationships and navigate the emerging Fintech ecosystem. For more information, visit http://www.mobetize.com

.

Forward Looking Statements

This press release includes statements that are not historical in nature and may be characterized as "forward-looking statements," including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning

Mobetize's outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of

Mobetize and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are: changes in the general economy; changes in demand for Mobetize's products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters;

and other unforeseen circumstances. A number of these factors are discussed in Mobetize's previous filings with the Securities and Exchange Commission. Mobetize disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contact:

Shareholder Relations: 778-588-5563

Info@mobetize.com